NEWS	Exhibit 99.1

Tara Kurian
SVP, IR, FP&A, and International
(813) 830-5311

Bloomin’ Brands Announces 2026 Q2 Financial Results
Q2 Diluted EPS of $0.37 and Q2 Adjusted Diluted EPS of $0.39
Raises Full-Year Diluted and Adjusted Diluted EPS Guidance

TAMPA, Fla., August 5, 2026 - Bloomin’ Brands, Inc. (Nasdaq: BLMN) today reported results for the second quarter 2026 (“Q2 2026”) compared to the second quarter 2025 (“Q2 2025”).

CEO Comments
“I am pleased with our financial results in the second quarter and our continued progress on the Outback Turnaround, which has led us to raise our full year earnings guidance,” said Mike Spanos, CEO. “We remain focused on consistency of execution across food, service, experience, and affordability to deliver a great guest experience.”

Diluted EPS and Adjusted Diluted EPS
The following table reconciles Diluted earnings per share from continuing operations to Adjusted diluted earnings per share from continuing operations for the periods indicated (unaudited):

	Q2
	2026	2025	CHANGE
Diluted earnings per share:	$0.37	$0.29	$0.08
Adjustments (1)	0.02	0.03	(0.01)
Adjusted diluted earnings per share (1)	$0.39	$0.32	$0.07

___________________
(1)Adjustments for Q2 2026 and Q2 2025 primarily relate to costs in connection with transformational and restructuring initiatives. Q2 2025 also includes costs associated with the foreign currency forward contracts. See non-GAAP Measures later in this release. Also see Tables Five and Six for further details regarding the nature of diluted earnings per share adjustments for the periods presented.

Second Quarter Financial Results

(dollars in millions, unaudited)	Q2 2026	Q2 2025	CHANGE
Total revenues	$1,015.8	$1,002.4	1.3%

GAAP operating income margin	3.8%	3.0%	0.8%
Adjusted operating income margin (1)	4.0%	3.5%	0.5%

Restaurant-level operating margin (1)	12.4%	12.0%	0.4%
___________________
(1)See non-GAAP Measures later in this release. Also see Tables Four and Five for details regarding the nature of restaurant-level operating margin and operating income margin adjustments, respectively.

•The increase in Total revenues was primarily due to higher comparable restaurant sales partially offset by the net impact of restaurant closures and openings.

•GAAP operating income margin increased from Q2 2025 primarily due to an increase in restaurant-level operating margin, as detailed below, and lower costs in connection with transformational and restructuring initiatives. These impacts were partially offset by higher impairment and closing costs.

•Restaurant-level operating margin increased from Q2 2025 primarily due to: (i) higher average check per person, primarily due to pricing, (ii) productivity initiatives and (iii) lower pre-opening costs and health insurance expense. These impacts were partially offset by higher commodity, labor and operating costs, mainly due to inflation, and higher advertising expense.

•Adjusted operating income margin primarily excludes: (i) accelerated depreciation in Q2 2026 associated with equipment upgrades in connection with the turnaround strategy, (ii) Q2 2025 severance and other costs incurred as a result of transformational and restructuring initiatives and (iii) Q2 2025 costs associated with foreign currency forward contracts.

Second Quarter Comparable Restaurant Sales

THIRTEEN WEEKS ENDED JUNE 28, 2026	COMPANY-OWNED
Comparable restaurant sales (stores open 18 months or more):
U.S.
Outback Steakhouse	1.4%
Carrabba’s Italian Grill	1.7%
Bonefish Grill	8.1%
Fleming’s Prime Steakhouse & Wine Bar	1.6%
Combined U.S.	2.3%

Fiscal 2026 Financial Outlook
The table below presents our updated expectations for selected 2026 financial operating results. We are reaffirming all other aspects of our full-year financial guidance as previously communicated.

Financial Results:	Prior Outlook	Current Outlook
U.S. comparable restaurant sales	0.5% to 2.5%	1.0% to 2.0%

Diluted earnings per share (1)	$0.70 to $0.85	$0.85 to $0.95

Adjusted diluted earnings per share (1)	$0.75 to $0.90	$0.90 to $1.00

___________________
(1)Assumes diluted weighted average shares of approximately 86 million.

Q3 2026 Financial Outlook
The table below presents our expectations for selected fiscal Q3 2026 financial operating results.

Financial Results:	Q3 2026 Outlook
U.S. comparable restaurant sales	1.0% to 2.0%

Diluted earnings per share (1)	($0.28) to ($0.23)

Adjusted diluted earnings per share (1)	($0.27) to ($0.22)
___________________
(1)Assumes diluted weighted average shares of approximately 86 million.

Conference Call
The Company will host a conference call today, August 5, 2026 at 8:00 AM EDT. The conference call will be webcast live from the Company’s website at http://www.bloominbrands.com under the Investors section. A replay of this webcast will be available on the Company’s website after the call.

About Bloomin’ Brands, Inc.
Bloomin’ Brands, Inc. is one of the largest full-service dining restaurant companies in the world with a portfolio of leading, differentiated restaurant concepts. The Company’s restaurant portfolio includes Outback Steakhouse, Carrabba’s Italian Grill, Bonefish Grill and Fleming’s Prime Steakhouse & Wine Bar. The Company owns, operates and franchises more than 1,440 restaurants in 46 states, Guam and 12 countries. For more information, please visit www.bloominbrands.com.

Non-GAAP Measures
In addition to the results provided in accordance with GAAP, this press release and related tables include certain non-GAAP measures, which present operating results on an adjusted basis. These are supplemental measures of performance that are not required by or presented in accordance with GAAP and include: (i) Restaurant-level operating income and the corresponding margin, (ii) Adjusted income from operations and the corresponding margin, (iii) Adjusted segment income from operations and the corresponding margin, (iv) Adjusted net income and (v) Adjusted diluted earnings per share.

Restaurant-level operating margin is a non-GAAP financial measure widely regarded in the industry as a useful metric to evaluate restaurant-level operating efficiency and performance of ongoing restaurant-level operations, and we use it for these purposes.

We believe that our use of non-GAAP financial measures permits investors to assess the operating performance of our business relative to our performance based on GAAP results and relative to other companies within the restaurant industry by isolating the effects of certain items that may vary from period to period without correlation to core operating performance or that vary widely among similar companies. However, our inclusion of these adjusted measures should not be construed as an indication that our future results will be unaffected by unusual or infrequent items or that the items for which we have made adjustments are unusual or infrequent or will not recur. We believe that the disclosure of these non-GAAP measures is useful to investors as they form part of the basis for how our management team and Board of Directors evaluate our operating performance, allocate resources and administer employee incentive plans.

These non-GAAP financial measures are not intended to replace GAAP financial measures, and they are not necessarily standardized or comparable to similarly titled measures used by other companies. We maintain internal guidelines with respect to the types of adjustments we include in our non-GAAP measures. These guidelines endeavor to differentiate between types of gains and expenses that are reflective of our core operations in a period, and those that may vary from period to period without correlation to our core performance in that period. However, implementation of these guidelines necessarily involves the application of judgment, and the treatment of any items not directly addressed by, or changes to, our guidelines will be considered by our disclosure committee. You should refer to the reconciliations of non-GAAP measures in Tables Four, Five and Six included later in this release for descriptions of the actual adjustments made in the current period and the corresponding prior period.

Forward-Looking Statements
Certain statements contained herein, including statements under the headings “CEO Comments”, “Fiscal 2026 Financial Outlook” and “Q3 2026 Financial Outlook” are not based on historical fact and are “forward-looking statements” within the meaning of applicable securities laws. Generally, these statements can be identified by the use of words such as “guidance,” “believes,” “estimates,” “anticipates,” “expects,” “on track,” “feels,” “forecasts,” “seeks,” “projects,” “intends,” “plans,” “may,” “will,” “should,” “could,” “would” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the Company’s forward-looking statements. These risks and uncertainties include, but are not limited to: our ability to execute and achieve the expected benefits of our actions to focus on operational priorities, including our turnaround plans and cost-saving initiatives to fund such plans; consumer reaction to public health and food safety issues; increases in labor costs and fluctuations in the availability of employees and our ability to attract, train, and retain key personnel; increases in unemployment rates and taxes; competition; interruption or breach of our systems or loss of consumer or employee information; price and availability of commodities and other impacts of inflation and tariffs; our dependence on a limited number of suppliers and distributors; political, social and legal conditions in international markets and their effects on foreign operations and foreign currency exchange rates; the impacts of our operations in Brazil as a minority investor and franchisor; our ability to address corporate citizenship and sustainability matters and investor expectations; local, regional, national and international economic conditions; changes in patterns of consumer traffic, consumer tastes and dietary habits; the effects of changes in tax laws; costs, diversion of management attention and reputational damage from any claims or litigation; government actions and policies, including the impact of U.S. government shutdowns; challenges associated with our remodeling, relocation and expansion plans; our ability to preserve the value of and grow our brands, including due to our limited control with respect to and the challenges facing the operations of our franchisees; consumer confidence and spending patterns; the effects of a health pandemic, weather, acts of God and other disasters and the ability or success in executing related business continuity plans; the Company’s ability to make debt payments and planned investments and the Company’s compliance with debt covenants; the cost and availability of credit; interest rate changes; and any impairments in the carrying value of goodwill and other assets. Further information on potential factors that could affect the financial results of the Company and its forward-looking statements is included in its most recent Form 10-K and subsequent filings with the Securities and Exchange Commission. The Company assumes no obligation to update any forward-looking statement, except as may be required by law. These forward-looking statements speak only as of the date of this release. All forward-looking statements are qualified in their entirety by this cautionary statement.

Note: Numerical figures included in this release have been subject to rounding adjustments.

TABLE ONE
BLOOMIN’ BRANDS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
	THIRTEEN WEEKS ENDED		TWENTY-SIX WEEKS ENDED
(in thousands, except per share data)	JUNE 28, 2026	JUNE 29, 2025	JUNE 28, 2026	JUNE 29, 2025
Revenues
Restaurant sales	$997,957	$984,771	$2,039,783	$2,014,288
Franchise and other revenues	17,852	17,595	35,699	37,672
Total revenues	1,015,809	1,002,366	2,075,482	2,051,960
Costs and expenses
Food and beverage	306,397	298,332	623,810	611,636
Labor and other related	312,670	315,494	632,879	630,744
Other restaurant operating	254,833	253,225	513,647	511,360
Depreciation and amortization	46,010	44,598	92,306	88,545
General and administrative	53,664	59,527	105,970	120,904
Provision for impaired assets and restaurant closings	3,972	1,540	9,504	1,890
Total costs and expenses	977,546	972,716	1,978,116	1,965,079
Income from operations	38,263	29,650	97,366	86,881
Interest expense, net	(11,141)	(10,699)	(23,553)	(21,886)
Income before benefit for income taxes	27,122	18,951	73,813	64,995
Benefit for income taxes	(6,672)	(8,748)	(16,963)	(7,845)
Loss from equity method investment, net of tax	(864)	(1,806)	(1,042)	(3,097)
Net income from continuing operations	32,930	25,893	89,734	69,743
(Loss) income from discontinued operations, net of tax	(350)	779	82	525
Net income	32,580	26,672	89,816	70,268
Less: net income attributable to noncontrolling interests	1,236	1,253	2,818	2,697
Net income attributable to Bloomin’ Brands	$31,344	$25,419	$86,998	$67,571

Basic earnings per share (1):
Continuing operations	$0.37	$0.29	$1.02	$0.79
Discontinued operations	(*)	0.01	*	0.01
Net basic earnings per share	$0.37	$0.30	$1.02	$0.80

Diluted earnings per share (1):
Continuing operations	$0.37	$0.29	$1.01	$0.79
Discontinued operations	(*)	0.01	*	0.01
Net diluted earnings per share	$0.36	$0.30	$1.01	$0.79

Weighted average common shares outstanding:
Basic	85,559	85,041	85,418	84,971
Diluted	86,223	85,140	85,987	85,135
_________________
(1)Amounts may not add due to rounding.
*    Represents less than $0.01.

TABLE TWO
BLOOMIN’ BRANDS, INC.
SEGMENT RESULTS
(UNAUDITED)
(dollars in thousands)	THIRTEEN WEEKS ENDED		TWENTY-SIX WEEKS ENDED
U.S. Segment	JUNE 28, 2026	JUNE 29, 2025	JUNE 28, 2026	JUNE 29, 2025
Revenues
Restaurant sales	$988,385	$975,295	$2,020,576	$1,995,425
Franchise and other revenues	10,247	10,533	20,509	21,306
Total U.S. segment revenues	998,632	985,828	2,041,085	2,016,731

International Franchise Segment
Franchise revenues (1)	7,593	7,051	15,163	16,334

Reconciliation
All other revenues (2)	9,584	9,487	19,234	18,895
Total revenues	$1,015,809	$1,002,366	$2,075,482	$2,051,960

Reconciliation of Segment Operating Income to Total Operating Income
Segment income from operations
U.S.	$67,599	$68,461	$155,615	$156,131
International Franchise	7,409	6,838	14,745	15,842
Total segment income from operations	75,008	75,299	170,360	171,973
Unallocated corporate operating expense	(37,385)	(46,422)	(74,113)	(86,190)
Other income from operations (2)	640	773	1,119	1,098
Total income from operations	$38,263	$29,650	$97,366	$86,881
_________________
(1)The twenty-six weeks ended June 29, 2025 includes one month of pre-Brazil Sale Transaction intercompany royalties.
(2)Primarily includes revenues and income from operations related to its Hong Kong subsidiary.

TABLE THREE
BLOOMIN’ BRANDS, INC.
SUPPLEMENTAL BALANCE SHEET INFORMATION
	JUNE 28, 2026	DECEMBER 28, 2025
(dollars in thousands)	(UNAUDITED)
Cash and cash equivalents	$66,613	$59,461
Net working capital (deficit) (1)	$(614,443)	$(609,008)
Total assets	$3,118,055	$3,171,907
Total debt	$702,788	$787,425
Total stockholders’ equity	$435,068	$337,165
_________________
(1)We have, and in the future may continue to have, negative working capital balances (as is common for many restaurant companies). We operate successfully with negative working capital because cash collected on restaurant sales is typically received before payment is due on our current liabilities, and our inventory turnover rates require relatively low investment in inventories. Additionally, ongoing cash flows from restaurant operations and gift card sales are typically used to service debt obligations and to make capital expenditures.

TABLE FOUR
BLOOMIN’ BRANDS, INC.
RESTAURANT-LEVEL OPERATING INCOME AND MARGIN NON-GAAP RECONCILIATIONS
(UNAUDITED)
Consolidated	THIRTEEN WEEKS ENDED		TWENTY-SIX WEEKS ENDED
(dollars in thousands)	JUNE 28, 2026	JUNE 29, 2025	JUNE 28, 2026	JUNE 29, 2025
Income from operations	$38,263	$29,650	$97,366	$86,881
Operating income margin	3.8%	3.0%	4.7%	4.2%
Less:
Franchise and other revenues	17,852	17,595	35,699	37,672
Plus:
Depreciation and amortization	46,010	44,598	92,306	88,545
General and administrative	53,664	59,527	105,970	120,904
Provision for impaired assets and restaurant closings	3,972	1,540	9,504	1,890
Restaurant-level operating income (1)	$124,057	$117,720	$269,447	$260,548
Restaurant-level operating margin	12.4%	12.0%	13.2%	12.9%
_________________
(1)The following categories of revenue and operating expenses are not included in restaurant-level operating income and the corresponding margin because we do not consider them reflective of operating performance at the restaurant-level within a period:
(a)Franchise and other revenues, which are earned primarily from franchise royalties and other non-food and beverage revenue streams, such as rental and sublease income.
(b)Depreciation and amortization, which, although substantially all of which is related to restaurant-level assets, represent historical sunk costs rather than cash outlays for the restaurants.
(c)General and administrative expense, which includes primarily non-restaurant-level costs associated with support of the restaurants and other activities at our corporate office.
(d)Asset impairment charges and restaurant closing costs.

TABLE FIVE
BLOOMIN’ BRANDS, INC.
ADJUSTED INCOME FROM OPERATIONS AND MARGIN NON-GAAP RECONCILIATIONS
(UNAUDITED)
(dollars in thousands)	THIRTEEN WEEKS ENDED		TWENTY-SIX WEEKS ENDED
Consolidated	JUNE 28, 2026	JUNE 29, 2025	JUNE 28, 2026	JUNE 29, 2025
Income from operations	$38,263	$29,650	$97,366	$86,881
Operating income margin	3.8%	3.0%	4.7%	4.2%
Adjustments:
Severance and other transformational costs (1)	2,865	3,542	6,246	9,600
Foreign currency forward contract costs (2)	—	2,233	—	4,561
Asset impairments and closure-related charges (3)	—	—	—	(1,929)
Total income from operations adjustments	2,865	5,775	6,246	12,232
Adjusted income from operations	$41,128	$35,425	$103,612	$99,113
Adjusted operating income margin	4.0%	3.5%	5.0%	4.8%

U.S. Segment
Income from operations	$67,599	$68,461	$155,615	$156,131
Operating income margin	6.8%	6.9%	7.6%	7.7%
Adjustments:
Severance and other transformational costs (1)	2,865	—	6,246	—
Asset impairments and closure-related charges (3)	—	—	—	(1,710)
Total income from operations adjustments	2,865	—	6,246	(1,710)
Adjusted income from operations	$70,464	$68,461	$161,861	$154,421
Adjusted operating income margin	7.1%	6.9%	7.9%	7.7%

International Franchise Segment
Income from operations	$7,409	$6,838	$14,745	$15,842
_________________
(1)Costs for the thirteen and twenty-six weeks ended June 28, 2026 relate to accelerated depreciation associated with equipment upgrades in connection with the turnaround strategy. Costs for the thirteen and twenty-six weeks ended June 29, 2025 include severance, professional fees and other costs incurred as a result of transformational and restructuring activities.
(2)Represents costs in connection with the foreign currency forward contracts that mostly offset foreign currency exchange risk associated with installment payments from the Brazil Sale Transaction.
(3)Primarily includes gains from certain lease terminations.

TABLE SIX
BLOOMIN’ BRANDS, INC.
ADJUSTED NET INCOME AND ADJUSTED DILUTED EARNINGS PER SHARE NON-GAAP RECONCILIATIONS
(UNAUDITED)
	THIRTEEN WEEKS ENDED		TWENTY-SIX WEEKS ENDED
(in thousands, except per share data)	JUNE 28, 2026	JUNE 29, 2025	JUNE 28, 2026	JUNE 29, 2025
Net income from continuing operations	$32,930	$25,893	$89,734	$69,743
Less: net income attributable to noncontrolling interests	1,236	1,253	2,818	2,697
Net income attributable to Bloomin’ Brands from continuing operations	31,694	24,640	86,916	67,046
Adjustments:
Income from operations adjustments (1)	2,865	5,775	6,246	12,232
Total adjustments, before income taxes	2,865	5,775	6,246	12,232
Tax effect of adjustments (2)	(504)	(3,125)	(1,750)	(1,995)
Net adjustments, continuing operations	2,361	2,650	4,496	10,237
Adjusted net income, continuing operations	$34,055	$27,290	$91,412	$77,283

Diluted earnings per share - continuing operations	$0.37	$0.29	$1.01	$0.79
Adjusted diluted earnings per share - continuing operations	$0.39	$0.32	$1.06	$0.91

Diluted weighted average common shares outstanding	86,223	85,140	85,987	85,135
________________
(1)See Table Five Adjusted Income from Operations and Margin Non-GAAP Reconciliations above for details regarding income from operations adjustments.
(2)The tax effect of non-GAAP adjustments is determined by recomputing the Benefit for income taxes on an adjusted basis. The difference between the recomputed Benefit for income taxes and the GAAP Benefit for income taxes represents the tax effect of non-GAAP adjustments. The thirteen and twenty-six weeks ended June 29, 2025 also include an adjustment to Benefit for income taxes related to foreign currency gains on the Brazil Sale Transaction installment receivable.

Following is a summary of the financial statement line item classification of the net income adjustments from continuing operations:

	THIRTEEN WEEKS ENDED		TWENTY-SIX WEEKS ENDED
(dollars in thousands)	JUNE 28, 2026	JUNE 29, 2025	JUNE 28, 2026	JUNE 29, 2025
Depreciation and amortization	$2,865	$—	$6,246	$—
General and administrative	—	5,775	—	14,243
Provision for impaired assets and restaurant closings	—	—	—	(2,011)
Provision for income taxes	(504)	(3,125)	(1,750)	(1,995)
Net adjustments	$2,361	$2,650	$4,496	$10,237

TABLE SEVEN
BLOOMIN’ BRANDS, INC.
COMPARATIVE RESTAURANT INFORMATION
(UNAUDITED)
Number of restaurants:	MARCH 29, 2026	OPENINGS	CLOSURES	JUNE 28, 2026
U.S.
Outback Steakhouse
Company-owned	546	1	(3)	544
Franchised	116	—	(1)	115
Total	662	1	(4)	659
Carrabba’s Italian Grill
Company-owned	186	—	—	186
Franchised	17	—	—	17
Total	203	—	—	203
Bonefish Grill
Company-owned	155	—	—	155
Franchised	2	—	—	2
Total	157	—	—	157
Fleming’s Prime Steakhouse & Wine Bar
Company-owned	65	—	(1)	64
Other
Franchised	1	—	—	1
U.S. total	1,088	1	(5)	1,084
International Franchise
Outback Steakhouse - Brazil	188	4	—	192
Outback Steakhouse - South Korea	101	—	(1)	100
Other	65	—	(3)	62
International Franchise total	354	4	(4)	354
International - Company-owned
Outback Steakhouse - Hong Kong	10	—	—	10
System-wide total	1,452	5	(9)	1,448
System-wide total - Company-owned	962	1	(4)	959
System-wide total - Franchised	490	4	(5)	489

TABLE EIGHT
BLOOMIN’ BRANDS, INC.
COMPARABLE RESTAURANT SALES, TRAFFIC AND AVERAGE CHECK PER PERSON INFORMATION
(UNAUDITED)
	THIRTEEN WEEKS ENDED		TWENTY-SIX WEEKS ENDED
	JUNE 28, 2026	JUNE 29, 2025	JUNE 28, 2026	JUNE 29, 2025
Year over year percentage change:
Comparable restaurant sales (restaurants open 18 months or more):
U.S. (1)
Outback Steakhouse	1.4%	(0.6)%	0.5%	(0.9)%
Carrabba’s Italian Grill	1.7%	3.9%	1.5%	2.6%
Bonefish Grill	8.1%	(5.8)%	7.0%	(4.9)%
Fleming’s Prime Steakhouse & Wine Bar	1.6%	3.8%	1.1%	4.5%
Combined U.S.	2.3%	(0.1)%	1.6%	(0.3)%

Traffic:
U.S.
Outback Steakhouse	(2.8)%	(1.0)%	(2.6)%	(2.6)%
Carrabba’s Italian Grill	(2.5)%	0.7%	(2.6)%	0.2%
Bonefish Grill	4.5%	(11.4)%	3.7%	(10.4)%
Fleming’s Prime Steakhouse & Wine Bar	(2.8)%	(0.6)%	(2.9)%	(0.5)%
Combined U.S.	(1.9)%	(2.0)%	(1.8)%	(3.0)%

Average check per person (2):
U.S.
Outback Steakhouse	4.2%	0.4%	3.1%	1.7%
Carrabba’s Italian Grill	4.2%	3.2%	4.1%	2.4%
Bonefish Grill	3.6%	5.6%	3.3%	5.5%
Fleming’s Prime Steakhouse & Wine Bar	4.4%	4.4%	4.0%	5.0%
Combined U.S.	4.2%	1.9%	3.4%	2.7%
____________________
(1)Relocated restaurants closed more than 60 days are excluded from comparable restaurant sales until at least 18 months after reopening.
(2)Includes the impact of menu pricing changes, product mix and discounts.

SOURCE: Bloomin’ Brands, Inc.